News Release

For more information:
Jon Drayna,
Communications Director,
Associated Banc-Corp
920-491-7006

Bill Bohn,
CEO, AFG
920-491-7003

Associated Banc-Corp acquires Jabas Group, Inc. employee benefits firm

        GREEN BAY, Wis. – April 1, 2004 – Associated Banc-Corp (NASDAQ: ASBC) has acquired Jabas Group, Inc., one of Wisconsin’s leading employee benefits firms, through Associated’s insurance subsidiary, Associated Financial Group, LLC.

        With the Jabas acquisition, Associated’s second insurance-related acquisition in 12 months, Associated Financial Group has become one of the leading business insurance advisors in Wisconsin and the 43rd largest in the United States. In April of 2003, Associated acquired CFG Insurance Services, Inc., one of the largest business insurance firms in Minnesota, to complement Associated’s existing insurance operation in Waukesha, Wis.

        Jabas has historically focused on employee benefits, and that will continue to be the core focus of the Jabas team. However, by joining Associated Financial Group, Jabas will develop a broader array of services, including employee benefits, commercial property and casualty insurance, and human resource consulting services. Associated Financial Group also provides personal lines of insurance such as homeowners and auto insurance to consumers.

        “The acquisition of the Jabas Group complements Associated’s array of financial service offerings,” said Paul Beideman, president and CEO of Associated Banc-Corp. “When we acquired CFG, we quickly confirmed our expectation that our banking customers would be interested in business insurance services and that CFG’s insurance clients would find value in Associated’s banking services. With Jabas’ outstanding reputation in Wisconsin, we expect to replicate that synergy across Associated’s footprint.

        “More importantly for our customers, Associated, with the Jabas team, now provides one-stop shopping for a full range of business services throughout Wisconsin and Minnesota. We are confident Jabas clients and Associated customers alike will enjoy the benefits of this combination,” he said.

        Jabas has a force of 26 consultants providing deep expertise and responsive personal support for a full array of employee benefit products. These products include medical, dental, life, disability, vision and prescription drug plans, along with benefit strategic planning services, and various technology products to support any employers’ approach to benefits. Jabas serves over 1,000 business clients through seven offices throughout Wisconsin. The firm is based in Kimberly, Wisconsin.

        Jabas principals Scott Jabas, John Lochner, President Larry Sobal, and the firm’s consulting force will remain in place and serve as the basis for a Northeast Wisconsin division of Associated Financial Group.

        “By becoming a part of Wisconsin’s premier financial services organization, Scott, John and I see significant benefits for our many clients and the insurance companies with whom we work,” Sobal said. “Associated’s three-state distribution network and its complementary array of other business insurance services – not to mention Associated’s banking expertise – will make the combined organization an unbeatable resource for businesses across Wisconsin, Illinois and Minnesota.”

        Lochner added, “Associated has been a valued client of Jabas for over 20 years, and we know the organization quite well. Their longstanding community banking values demonstrate the organization’s commitment to local decision making and its faith in the management skills of its leaders throughout the organization. This philosophy will extend to the employee benefit insurance business as we sustain local community relationships while bringing more resources to our customers.”

        Associated Banc-Corp, headquartered in Green Bay, Wis., is a diversified multibank holding company with total assets of $15.2 billion, serving Wisconsin, Illinois, and Minnesota through more than 200 banking offices. Associated offers a full range of traditional banking services and a variety of other financial products and services. More information about Associated Banc-Corp is available at www.AssociatedBank.com.

        This news release contains forward-looking statements that involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are interest rates, changes in the mix of the company’s business, competitive pressures, general economic conditions, and the risk factors detailed in the company’s periodic reports and registration statements filed with the Securities and Exchange Commission.